Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Record Annual Earnings, Increases Wealth

Management Assets by 41.5%, Raises Dividend

BRYN MAWR, Pa., January 30, 2012 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $5.2 million and diluted earnings per share of $0.40 for the three months ended December 31, 2011, as compared to net income of $5.6 million and diluted earnings per share of $0.46 for the same period in 2010. Net income for the twelve months ended December 31, 2011 was $19.7 million, or $1.54 per diluted share, as compared to net income of $9.2 million, or $0.85 per diluted share for the same period in 2010. Net income for the twelve months ended December 31, 2011 included pre-tax, due diligence and merger-related expenses of $537 thousand as compared to pre-tax, due diligence and merger-related expenses of $5.7 million for the same period in 2010.

The Corporation reported strong loan growth for the twelve months ended December 31, 2011, with portfolio loans and leases totaling $1.30 billion as of December 31, 2011, an increase of $98.7 million, or 8.2%, from total portfolio loans and leases of $1.20 billion as of December 31, 2010. Ted Peters, Chairman and Chief Executive Officer, commented, “Our record earnings, which are primarily attributed to steady loan growth and enhanced Wealth Management revenue, made 2011 a very good year for the Corporation.”

On January 26, 2012, the Board of Directors of the Corporation declared a quarterly dividend of $0.16 per share, an increase of $0.01, or 6.7%, from the previous quarter’s dividend. The dividend is payable March 1, 2012 to shareholders of record as of February 13, 2012. Mr. Peters continued, “We are very proud of the Corporation’s sustained, strong performance, as well as the Board of Directors’ decision to increase our quarterly dividend,” adding that, “the merger with First Keystone Financial in 2010, along with our acquisition of the Private Wealth Management Group of The Hershey Trust Company (“PWMG”) in 2011, have proven to be sound business decisions, as both transactions continue to be accretive to earnings.”

Mr. Peters noted, “Unlike many financial institutions, we have made it through the recession fairly well. However, the current low level of interest rates and the continued softness in the economy provide challenges for all banks, including Bryn Mawr Trust.”

SIGNIFICANT ITEMS OF NOTE

•

Net income of $5.2 million for the three months ended December 31, 2011 decreased $395 thousand from $5.6 million for the same period in 2010. The Corporation experienced decreases in the net gain on sale of residential mortgage loans and the net gain on sale of available for sale investment securities, as well as increases in salaries and employee benefits, impairment of mortgage servicing rights and other operating expenses during the three months ended December 31, 2011, as compared to the same period in 2010. These decreases in non-interest income and expense were partially offset by increases in net interest income and fees for wealth management services and decreases in the provision for loan and lease losses, due diligence and merger-related expenses and FDIC insurance for the three months ended December 31, 2011, as compared to the same period in 2010.

•

Total assets as of December 31, 2011 were $1.77 billion, as compared to $1.73 billion as of December 31, 2010. Total portfolio loans and leases of $1.30 billion, as of December 31, 2011, increased $98.7 million, or 8.2%, as compared to $1.20 billion as of December 31, 2010. Loan growth was concentrated in the commercial and industrial, commercial mortgage, construction and residential mortgage categories of the portfolio.

•	Revenue from the Wealth Management Division for the three months ended December 31, 2011 was $6.3 million, an increase of 54.5% from the $4.1 million generated in the same period in 2010. Wealth Management Division assets under management, administration, supervision and brokerage as of December 31, 2011 were $4.83 billion, an increase of $1.42 billion, or 41.5%, from December 31, 2010, and a $330.2 million, or 7.3%, increase from September 30, 2011. The increases are primarily due to the May 27, 2011 acquisition of PWMG.

•

Net interest income for the three months ended December 31, 2011 was $15.9 million, an increase of $718 thousand, or 4.7%, from $15.2 million for the same period in 2010. The primary reasons for the increase were an 8.0% increase in average portfolio loans along with a 21.4% decrease in average Federal Home Loan Bank (“FHLB”) advances and other borrowings for the three months ended December 30, 2011, as compared to the same period in 2010.

•

Non-interest income for the three months ended December 31, 2011 was $9.5 million as compared to $9.3 million for the same period in 2010, an increase of $225 thousand or 2.4%. The increase in non-interest income was attributable to the $2.2 million increase in fees for wealth management services mentioned above, partially offset by decreases of $1.7 million in the gain on sale of residential mortgage loans and $296 thousand in the gain on sale of available for sale investment securities for the three months ended December 31, 2011, as compared to the same period in 2010. The volume of residential mortgage loan originations for the three months ended December 31, 2011 declined $47.4 million from the same period in 2010, during which the Corporation had experienced an extraordinary influx of refinancing requests. In addition, the Corporation elected to retain a larger portion of the originated residential mortgage loans in its portfolio. As a result, the volume of residential mortgage loans originated for resale for the three months ended December 31, 2011 declined $56.1 million from the same period in 2010.

•

Non-interest expense for the three months ended December 31, 2011 increased $1.7 million, to $16.5 million as compared to $14.8 million for the same period in 2010. Contributing to the increase was a $473 thousand increase in employee benefits, a $247 thousand increase in occupancy related to the acquired PWMG offices and a $694 thousand increase in other operating expenses. The increase in other operating expense was partially attributed to sold-loan recourse claims and the timing of the receipt of Pennsylvania bank-shares tax credits. In addition, the impairment of mortgage servicing rights of $114 thousand for the three months ended December 31, 2011, was an increase of $470 thousand as compared to the $356 thousand recovery of mortgage servicing rights recorded for the same period in 2010. These increases were partially offset by decreases of $304 thousand and $516 thousand in FDIC insurance and due diligence and merger-related expenses, respectively, for the three months ended December 31, 2011, as compared to the same period in 2010.

•

The tax-equivalent net interest margin of 3.91% for the three months ended December 31, 2011 was an 18 basis point increase from the 3.73% tax-equivalent net interest margin for the same period in 2010. The increase was the result of the Corporation’s use of its low-yielding cash balances, along with proceeds from investment security maturities and sales, to originate higher-yielding loans. In addition, a $54.2 million decrease in average interest-bearing liabilities, coupled with a 16 basis point decline in average rate paid on those liabilities, between the periods, contributed to the improvement.

•

Deposits of $1.4 billion, as of December 31, 2011, increased $40.9 million from December 31, 2010. The 3.1% increase was the result of a $65.9 million increase in money market accounts and a $44.1 million increase in non-interest-bearing accounts, partially offset by decreases of $28.6 million in wholesale deposits and $36.3 million in time deposits between the respective dates.

•

Nonperforming loans and leases as of December 31, 2011 were 1.11% of total portfolio loans and leases, as compared to 0.79% as of December 31, 2010. For the three months ended December 31, 2011, the Corporation recorded net loan and lease recoveries of $43 thousand, as compared to net loan and lease charge-offs of $1.5 million for the same period in 2010. The provision for loan and lease losses for the three months ended December 31, 2011 was $1.1 million, a decrease of $455 thousand from the $1.5 million for the same period in 2010.

•

The allowance for loan and lease losses (the “Allowance”), as of December 31, 2011, of $12.8 million, was 0.98% of portfolio loans and leases, as compared to $10.3 million or 0.86% of portfolio loans and leases as of December 31, 2010. The $2.5 million increase in the Allowance is primarily reflective of the growth of the Corporation’s loan portfolio, the increase in nonperforming loans and leases, as well as management’s analysis of qualitative factors affecting the loan portfolio.

Other items of note:

•

On December 19, 2011, the Corporation prepaid $12.0 million of 9.7% junior subordinated debentures to its unconsolidated subsidiary, First Keystone Capital Trust I (the “Trust”). Simultaneously, the Trust redeemed $11.2 million of its 9.7% capital securities. Funding for the prepayment was obtained through an adjustable-rate term loan indexed to LIBOR. The prepayment reduced the Corporation’s tier one capital by $12.0 million.

•	On December 31, 2011, the final earn-out payment to Lau Associates, acquired in 2008, was recorded, increasing goodwill related to the acquisition by $1.9 million.

•

In connection with the annual actuarial review of the Corporation’s qualified defined benefit pension plan (the “Pension Plan”), which was frozen in 2008, the Corporation recorded a $7.1 million increase in its pension obligation. This actuarial loss was related to a decrease in the discount rate used to value the Pension Plan obligation, along with lower-than-expected performance of the Pension Plan’s investments for the twelve months ended December 31, 2011. The increase in pension obligation negatively impacted the Corporation’s tangible equity by increasing other comprehensive loss by $4.7 million for the twelve months ended December 31, 2011. On December 31, 2011, the Corporation made a $10.0 million tax-deductible contribution to the Pension Plan.

•

The capital ratios for the Bank and the Corporation, as of December 31, 2011, as shown in the table on page 15, indicate levels above those deemed to be considered “well capitalized.” The Corporation’s tangible equity ratio, as of December 31, 2011, increased 24 basis points, to 8.25%, as compared to 8.01% as of December 31, 2010. This increase in the tangible equity ratio was the result of a 4.4% increase in tangible equity, which was amplified by a smaller increase in tangible assets of 1.5%. The tangible equity increase was largely attributable to the increase in retained earnings and the stock issued through the Corporation’s Dividend Reinvestment and Stock Purchase Plan,

partially offset by an increase in accumulated other comprehensive losses related to the increase in pension obligation mentioned above, and increases in goodwill and other intangibles related to the PWMG acquisition and the final earn-out payment to Lau Associates.

EARNINGS CONFERENCE CALL

Due to scheduling conflicts, the earnings conference call will not occur on the date immediately following the Corporation’s earning release, as it has in the past. The Corporation will hold an earnings conference call at 8:30 a.m. ET on Wednesday, February 1, 2012. Interested parties may participate by calling 1-877-317-6789, conference number 10007999. A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through February 16, 2012. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 10007999.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation or by calling Aaron Strenkoski, Vice President – Investments & Shareholder Relations at 610-581-4822.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project”, “are optimistic”, “are looking”, “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions including our acquisition of the Private Wealth Management Group of the Hershey Trust Company; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Three Months Ended
	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010

Interest income	$18,690	$18,672	$18,851	$18,226	$18,605
Interest expense	2,772	3,018	3,052	2,819	3,405

Net interest income	15,918	15,654	15,799	15,407	15,200
Provision for loan and lease losses	1,056	1,828	1,919	1,285	1,511

Net interest income after provision for loan and lease losses	14,862	13,826	13,880	14,122	13,689

Fees for wealth management services	6,306	6,098	5,075	4,190	4,081
Loan servicing and other fees	454	449	460	461	443
Service charges on deposits	654	646	615	580	645
Net gain on sale of residential mortgage loans	699	764	656	398	2,398
Net gain on sale of available for sale investments	373	343	577	490	669
Net gain (loss) on sale of other real estate owned (“OREO”)	(38)	70	(110)	(19)	—
BOLI income	114	115	118	115	135
Other operating income	937	791	774	995	902

Non-interest income	9,499	9,276	8,165	7,210	9,273

Salaries and wages	7,404	7,639	6,700	6,341	7,150
Employee benefits	1,889	1,674	1,591	1,735	1,416
Occupancy and bank premises	1,424	1,225	1,241	1,286	1,177
Furniture fixtures and equipment	938	865	810	896	931
Advertising	257	204	441	264	321
Net impairment (recovery) of mortgage servicing rights	114	468	196	8	(356)
Amortization of mortgage servicing rights	225	197	158	169	301
Intangible asset amortization	522	541	266	161	164
FDIC insurance	218	238	250	480	522
Merger related / due diligence expense	(79)	135	174	307	437
Impairment of OREO	124	—	—	127	—
Professional fees	647	516	738	410	603
Other operating expenses	2,792	2,283	2,304	2,013	2,098

Non-interest expense	16,475	15,985	14,869	14,197	14,764

Income before income taxes	7,886	7,117	7,176	7,135	8,198
Income tax expense	2,716	2,095	2,371	2,419	2,633

Net income	$5,170	$5,022	$4,805	$4,716	$5,565

Per share data:
Weighted average shares outstanding	12,989,355	12,948,979	12,693,782	12,344,710	12,192,260
Dilutive common shares	37,827	36,306	24,491	14,401	10,742

Adjusted weighted average dilutive shares	13,027,182	12,985,285	12,718,273	12,359,111	12,203,002

Basic earnings per common share	$0.40	$0.39	$0.38	$0.38	$0.46

Diluted earnings per common share	$0.40	$0.39	$0.38	$0.38	$0.46

Dividend declared per share	$0.15	$0.15	$0.15	$0.15	$0.14

Effective tax rate	34.4%	29.4%	33.0%	33.9%	32.1%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Twelve Months Ended
	Dec 31, 2011	Dec 31, 2010

Interest income	$74,439	$64,796
Interest expense	11,661	12,646

Net interest income	62,778	52,150
Provision for loan and lease losses	6,088	9,854

Net interest income after provision for loan and lease losses	56,690	42,296

Fees for wealth management services	21,669	15,499
Loan servicing and other fees	1,824	1,626
Service charges on deposits	2,495	2,307
Net gain on sale of residential mortgage loans	2,517	4,718
Net gain on sale of available for sale investments	1,783	2,472
BOLI income	462	266
Net loss on sale of other real estate owned (“OREO”)	(97)	(114)
Other operating income	3,497	2,601

Non-interest income	34,150	29,375

Salaries and wages	28,084	24,829
Employee benefits	6,889	5,984
Occupancy and bank premises	5,176	4,257
Furniture fixtures and equipment	3,509	2,778
Advertising	1,166	1,142
Net impairment of mortgage servicing rights	786	30
Amortization of mortgage servicing rights	749	923
Intangible asset amortization	1,490	484
FDIC insurance	1,186	1,551
Merger related / due diligence expense	537	5,714
Impairment of OREO	251	381
Professional fees	2,311	2,140
Other operating expenses	9,392	7,772

Non-interest expense	61,526	57,985

Income before income taxes	29,314	13,686
Income tax expense	9,601	4,512

Net income	$19,713	$9,174

Per share data:
Weighted average shares outstanding	12,746,534	10,765,657
Dilutive common shares	35,767	12,312

Adjusted weighted average shares	12,782,301	10,777,969

Basic earnings per common share	$1.55	$0.85

Diluted earnings per common share	$1.54	$0.85

Dividend declared per share	$0.60	$0.56

Effective tax rate	32.8%	33.0%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(Dollars in thousands)

	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011	Dec 31, 2010
Assets

Interest bearing deposits with banks	$57,265	$52,205	$34,780	$68,568	$78,410
Money market funds	104	106	113	401	113
Investment securities - AFS	272,317	275,729	289,762	289,491	317,052

Loans held for sale	1,588	4,857	5,923	1,554	4,838

Portfolio loans:
Consumer	11,429	12,235	12,116	11,594	12,200
Commercial & industrial	267,204	271,228	257,771	240,313	239,366
Commercial mortgages	419,130	414,656	404,000	391,642	385,615
Construction	52,844	59,303	55,804	55,823	45,303
Residential mortgages	306,478	279,696	280,093	277,571	261,983
Home equity lines & loans	207,917	209,687	210,477	208,107	216,853
Leases	30,390	31,552	33,187	34,399	35,397

Total portfolio loans and leases	1,295,392	1,278,357	1,253,448	1,219,449	1,196,717

Earning assets	1,626,666	1,611,254	1,584,026	1,579,463	1,597,130

Cash and due from banks	11,771	10,801	20,620	11,609	10,961
Allowance for loan and lease losses	(12,753)	(11,654)	(11,341)	(10,649)	(10,275)
Premises and equipment	29,328	29,615	29,469	28,996	29,158
Accrued interest receivable	6,061	6,075	6,103	6,151	6,470
Mortgage servicing rights	4,041	4,206	4,662	4,879	4,925
Goodwill	25,097	23,169	23,169	17,659	17,660
Other intangible assets	18,014	18,536	19,077	6,902	7,064
Bank owned life insurance (“BOLI”)	19,434	19,321	19,205	19,087	18,972
FHLB stock	11,588	12,198	12,840	13,516	14,227
Deferred income taxes	13,720	13,781	13,400	14,527	14,551
Other investments	5,612	4,982	5,229	5,203	5,156
Other assets	16,328	14,835	14,268	16,598	15,769

Total assets	$1,774,907	$1,757,119	$1,740,727	$1,713,941	$1,731,768

Liabilities and shareholders’ equity

Interest-bearing checking	$233,562	$224,609	$222,128	$227,256	$234,107
Money market	393,729	384,463	350,285	345,703	327,824
Savings	130,613	130,910	129,684	131,671	134,163
Other wholesale deposits	65,173	65,428	65,185	65,574	80,112
Wholesale time deposits	23,550	28,992	31,818	34,639	37,201
Time deposits	209,333	224,331	242,683	240,207	245,669

Interest-bearing deposits	1,055,960	1,058,733	1,041,783	1,045,050	1,059,076

Non-interest bearing deposits	326,409	292,415	295,656	271,010	282,356

Total deposits	1,382,369	1,351,148	1,337,439	1,316,060	1,341,432

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	—	11,992	12,004	12,017	12,029
Short-term borrowings	12,863	22,535	9,541	23,326	10,051
FHLB advances and other borrowings	147,795	140,532	152,501	147,238	160,144
Other liabilities	23,467	21,278	23,359	22,161	24,194
Shareholders’ equity	185,913	187,134	183,383	170,639	161,418

Total liabilities and shareholders’ equity	$1,774,907	$1,757,119	$1,740,727	$1,713,941	$1,731,768

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(Dollars in thousands)

	2011 4Q	2011 3Q	2011 2Q	2011 1Q	2010 4Q
Assets

Interest bearing deposits with banks	$56,570	$57,855	$47,159	$47,203	$108,278
Money market funds	109	108	217	177	138
Trading securities	—	—	—	—	—
Investment securities	277,946	281,567	292,097	311,181	334,252
Loans held for sale	3,888	6,060	4,347	2,315	5,981
Portfolio loans and leases	1,282,916	1,253,804	1,244,140	1,201,797	1,185,456

Earning assets	1,621,429	1,599,394	1,587,960	1,562,673	1,634,105

Cash and due from banks	11,516	11,905	12,224	12,627	13,583
Allowance for loan and lease losses	(12,110)	(11,790)	(11,091)	(10,577)	(10,403)
Premises and equipment	29,586	29,706	29,335	29,120	29,159
Goodwill	23,190	23,169	19,745	17,659	16,682
Other intangible assets	18,319	18,860	11,669	7,001	7,164
Bank owned life insurance	19,359	19,246	19,128	19,011	18,885
Deferred income taxes	13,878	13,200	14,105	14,566	15,143
Other assets	39,884	40,266	42,805	44,651	43,817

Total assets	$1,765,051	$1,743,956	$1,725,880	$1,696,731	$1,768,135

Liabilities and shareholders’ equity

Interest-bearing checking	$224,648	$225,569	$229,451	$227,703	$237,776
Money market	394,150	367,276	355,740	338,565	329,601
Savings	132,617	131,421	132,046	131,610	142,434
Other wholesale deposits	65,127	65,177	65,129	75,884	74,330
Wholesale deposits	27,749	29,187	34,106	30,723	38,863
Time deposits	214,684	234,645	237,771	241,503	253,631

Interest-bearing deposits	1,058,975	1,053,275	1,054,243	1,045,988	1,076,635

Non-interest bearing deposits	304,883	290,468	279,210	275,295	280,944

Total deposits	1,363,858	1,343,743	1,333,453	1,321,283	1,357,579

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	10,294	12,000	12,012	12,025	12,037
Short-term borrowings	15,147	10,908	9,260	10,155	11,827
FHLB advances and other borrowings	140,177	148,963	149,215	143,327	178,372
Other liabilities	24,991	21,481	24,562	23,259	26,601
Shareholders’ equity	188,084	184,361	174,878	164,182	159,219

Total liabilities and shareholders’ equity	$1,765,051	$1,743,956	$1,725,880	$1,696,731	$1,768,135

Bryn Mawr Bank Corporation

Consolidated Average Balance Sheets - (unaudited)

(Dollars in thousands)

	2011 Year-to-date	2010 Year-to-date
Assets

Interest bearing deposits with banks	$52,238	$73,046
Money market funds	152	475
Investment securities	290,582	276,887
Loans held for sale	4,196	3,951
Portfolio loans and leases	1,245,875	1,037,158

Earning assets	1,593,043	1,391,517

Cash and due from banks	12,065	11,750
Allowance for loan and lease losses	(11,397)	(10,248)
Premises and equipment	29,439	25,603
Goodwill	20,962	11,531
Intangible assets	14,007	6,307
Bank owned life insurance	19,187	9,486
FHLB stock	12,595	10,838
Deferred tax asset	13,933	9,535
Other assets	29,288	27,051

Total assets	$1,733,122	$1,493,370

Liabilities and shareholders’ equity

Interest-bearing checking	$226,831	$187,376
Money market	364,094	285,963
Savings	131,925	121,417
Other wholesale deposits	67,793	62,875
Wholesale deposits	30,429	38,379
Time deposits	232,084	201,947

Interest-bearing deposits	1,053,156	897,957

Non-interest bearing deposits	287,553	222,715

Total deposits	1,340,709	1,120,672

Subordinated debentures	22,500	22,500
FHLB advances and other borrowings	145,421	175,972
Junior subordinated debentures	11,580	8,108
Short-term borrowings	11,380	5,715
Other liabilities	23,573	24,602
Shareholders’ equity	177,959	135,801

Total liabilities and shareholders’ equity	$1,733,122	$1,493,370

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

December 31, 2011

For the period end:	2011 4Q	2011 3Q	2011 2Q	2011 1Q	2010 4Q
Asset Quality Data

Nonaccrual loans and leases	$14,315	$14,208	$16,128	$10,776	$9,497
90 + days past due loans - still accruing	—	—	—	5	10

Nonperforming loans and leases	14,315	14,208	16,128	10,781	9,507
Other real estate owned	549	1,301	811	2,341	2,527

Total nonperforming assets	$14,864	$15,509	$16,939	$13,122	$12,034

Troubled debt restructurings included in nonperforming	$4,300	$901	$1,478	$2,229	$1,879
Troubled debt restructurings in compliance with modified terms	7,166	7,182	5,469	4,766	4,693

Total troubled debt restructurings	$11,466	$8,083	$6,947	$6,995	$6,572

Nonperforming loans and leases / portfolio loans	1.11%	1.11%	1.29%	0.88%	0.79%
Nonperforming assets / assets	0.84%	0.88%	0.97%	0.77%	0.69%

Net loan (recoveries) charge-offs (annualized)/ average loans	-0.02%	0.49%	0.36%	0.22%	0.46%
Net lease charge-offs (annualized)/ average leases	0.22%	0.37%	1.81%	3.26%	2.16%
Net loan and lease (recoveries) charge-offs (annualized)/ average loans and leases	-0.01%	0.49%	0.40%	0.30%	0.52%

Delinquency rate - loans and leases >30 days	1.37%	1.33%	1.35%	1.14%	1.28%

Delinquent loans and leases - 30-89 days	$5,311	$4,480	$3,492	$2,604	$5,570

Delinquency rate - loans and leases 30-89 days	0.29%	0.35%	0.28%	0.22%	0.48%

Changes in the Allowance for loan and lease losses

Balance, beginning of period	$11,654	$11,341	$10,648	$10,275	$10,297

Charge-offs	(466)	(1,817)	(1,325)	(1,040)	(1,743)

Recoveries	509	302	99	128	210

Net (charge-offs) / recoveries	43	(1,515)	(1,226)	(912)	(1,533)

Provision for loan and lease losses	1,056	1,828	1,919	1,285	1,511

Balance, end of period	$12,753	$11,654	$11,341	$10,648	$10,275

Allowance for loan and lease losses / loans and leases	0.98%	0.91%	0.90%	0.87%	0.86%
Allowance for loan and lease losses / nonperforming loans and leases	89.1%	82.0%	70.3%	98.8%	108.1%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

December 31, 2011

For the period and period end:	2011 4Q	2011 3Q	2011 2Q	2011 1Q	2010 4Q
Selected ratios (annualized):

Return on average assets	1.16%	1.14%	1.12%	1.13%	1.25%
Return on average shareholders’ equity	10.91%	10.81%	11.02%	11.65%	13.87%
Return on average tangible equity (a non-GAAP measure)(2)	14.00%	14.00%	13.44%	13.71%	16.31%
Yield on loans and leases*	5.46%	5.52%	5.63%	5.65%	5.70%
Yield on interest earning assets*	4.59%	4.65%	4.78%	4.76%	4.56%
Cost of interest bearing funds	0.88%	0.96%	0.98%	0.93%	1.04%
Net interest margin*	3.91%	3.90%	4.01%	4.03%	3.73%
Book value per share	$14.09	$14.30	$14.17	$13.61	$13.24
Tangible book value per share	$10.82	$11.11	$10.91	$11.65	$11.21
Period end shares outstanding	13,194,439	13,086,770	12,941,320	12,538,926	12,195,240

Selected data:

Mortgage loans originated	$60,467	$38,998	$31,072	$38,144	$107,905

Mortgage loans sold - servicing retained	$20,883	$26,090	$14,957	$13,302	$77,448
Mortgage loans sold - servicing released	1,164	1,922	2,196	948	677

Total mortgage loans sold	$22,047	$28,012	$17,153	$14,250	$78,125

Basis point yield on loans sold	317	273	382	279	307

Mortgage loans serviced for others	$574,422	$593,125	$595,196	$596,655	$605,485

Total Wealth assets under management / administration / supervision / brokerage(1)	$4,831,631	$4,501,433	$4,830,417	$3,600,649	$3,412,890

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.
(2)	Tangible equity equals shareholders’ equity minus goodwill and other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

December 31, 2011

	2011 Year-to-date	2010 Year-to-date
Selected ratios (annualized):

Return on average assets	1.14%	0.61%
Return on average shareholders’ equity	11.08%	6.76%
Return on average tangible equity (a non-GAAP measure)(2)	13.79%	7.78%
Yield on loans and leases*	5.56%	5.72%
Yield on interest earning assets*	4.69%	4.70%
Cost of interest bearing funds	0.94%	1.14%
Net interest margin*	3.96%	3.79%

Selected data:

Mortgage loans originated	$168,681	$227,904

Mortgage loans sold - servicing retained	$75,232	$148,417
Mortgage loans sold - servicing released	6,230	8,028

Total mortgage loans sold	$81,462	$156,445

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(2)	Tangible equity equals shareholders’ equity minus goodwill and other intangible assets.

Investment Portfolio	As of Dec 31, 2011			As of December 31, 2010
($’s in thousands) SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)

U. S. treasury obligations	$—	$—	$—	$5,011	$5,145	$134

Obligations of U. S. government and agencies	90,686	90,942	256	156,301	156,638	337

State & political subdivisions	8,210	8,366	156	32,013	32,272	259

Mortgage backed securities	109,280	111,462	2,182	72,907	73,527	620

Collateralized mortgage obligations	32,418	32,624	206	2,068	2,098	30

Equity securities	—	—	—	243	256	13

Other debt securities	1,900	1,882	(18)	1,750	1,750	—

Bond - mutual funds	12,091	11,904	(187)	34,491	34,722	231

Investment CD’s	2,410	2,419	9	—	—	—

Corporate bonds	12,616	12,718	102	10,803	10,644	(159)

Total Investment Portfolio	$269,611	$272,317	$2,706	$315,587	$317,052	$1,465

Capital Ratios

	Regulatory Minimum To Be Well Capitalized	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.75%	11.32%	11.05%	11.45%	11.05%
Total (Tier II) Capital to RWA	10.00%	14.34%	13.82%	13.56%	13.91%	13.47%
Tier I Leverage Ratio	5.00%	9.34%	9.15%	8.94%	9.29%	8.62%
Tangible Equity Ratio		8.65%	8.79%	8.54%	8.78%	8.42%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.23%	11.71%	11.55%	12.07%	11.30%
Total (Tier II) Capital to RWA	10.00%	13.80%	14.19%	14.05%	14.52%	13.71%
Tier I Leverage Ratio	5.00%	8.94%	9.47%	9.36%	9.80%	8.85%
Tangible Equity Ratio		8.25%	8.48%	8.31%	8.65%	8.01%

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields - (unaudited)

	4th Quarter 2011			3rd Quarter 2011			2nd Quarter 2011			1st Quarter 2011			4th Quarter 2010
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$56,570	$27	0.19%	$57,855	$29	0.20%	$47,159	$27	0.23%	$47,203	$32	0.27%	$108,208	$66	0.24%
Money market funds	109	—	—	108	—	—	217	—	—	177	—	—	138	—	—
Investment securities available for sale:
Taxable	271,410	998	1.46%	277,634	1,159	1.66%	287,007	1,357	1.90%	285,506	1,312	1.86%	305,281	1,315	1.71%
Tax-exempt	6,536	32	1.94%	3,933	18	1.82%	5,090	25	1.97%	25,675	244	3.85%	28,971	273	3.74%

Investment securities available for sale	277,946	1,030	1.47%	281,567	1,177	1.66%	292,097	1,382	1.90%	311,181	1,556	2.03%	334,252	1,588	1.88%

Loans and leases*	1,286,804	17,699	5.46%	1,259,864	17,529	5.52%	1,248,487	17,516	5.63%	1,204,112	16,771	5.65%	1,191,437	17,110	5.70%

Total interest earning assets	1,621,429	18,756	4.59%	1,599,394	18,735	4.65%	1,587,960	18,925	4.78%	1,562,673	18,359	4.76%	1,634,035	18,764	4.56%

Cash and due from banks	11,516			11,905			12,224			12,627			13,583
Less allowance for loan and lease losses	(12,110)			(11,790)			(11,091)			(10,577)			(10,403)
Other assets	144,216			144,447			136,787			132,008			130,920

Total assets	$1,765,051			$1,743,956			$1,725,880			$1,696,731			$1,768,135

Liabilities:

Savings, NOW and market rate deposits	$751,415	$711	0.38%	$724,266	$772	0.42%	$717,237	$759	0.42%	$697,878	$718	0.42%	$709,811	$793	0.44%
Other wholesale deposits	65,127	50	0.30%	65,177	51	0.31%	65,129	52	0.32%	75,884	70	0.37%	74,331	88	0.47%
Wholesale deposits	27,749	73	1.04%	29,187	86	1.17%	34,106	87	1.02%	30,723	75	0.99%	38,862	145	1.48%
Time deposits	214,684	520	0.96%	234,645	585	0.99%	237,771	620	1.05%	241,503	560	0.94%	253,631	626	0.98%

Total interest-bearing deposits	1,058,975	1,354	0.51%	1,053,275	1,494	0.56%	1,054,243	1,518	0.58%	1,045,988	1,423	0.55%	1,076,635	1,652	0.61%

Subordinated debentures	22,500	287	5.06%	22,500	279	4.92%	22,500	279	4.97%	22,500	277	4.99%	22,500	282	4.97%
Junior subordinated debentures	10,294	236	9.10%	12,000	271	8.96%	12,012	271	9.05%	12,024	271	9.14%	12,037	272	8.97%
Short-term borrowings	15,147	6	0.16%	10,908	6	0.22%	9,260	6	0.26%	10,155	6	0.24%	11,827	7	0.23%
FHLB advances and other borrowings	140,177	889	2.52%	148,963	968	2.58%	149,215	978	2.63%	143,328	842	2.38%	178,309	1,192	2.65%

Total interest-bearing liabilities	1,247,093	2,772	0.88%	1,247,646	3,018	0.96%	1,247,230	3,052	0.98%	1,233,995	2,819	0.93%	1,301,308	3,405	1.04%

Noninterest-bearing deposits	304,883			290,468			279,210			275,295			280,944
Other liabilities	24,991			21,481			24,562			23,259			26,601

Total noninterest-bearing liabilities	329,874			311,949			303,772			298,554			307,545

Total liabilities	1,576,967			1,559,595			1,551,002			1,532,549			1,608,853

Shareholders’ equity	188,084			184,361			174,878			164,182			159,219

Total liabilities and shareholders’ equity	$1,765,051			$1,743,956			$1,725,880			$1,696,731			$1,768,072

Interest income to earning assets			4.59%			4.65%			4.78%			4.76%			4.56%

Net interest spread			3.71%			3.69%			3.80%			3.83%			3.52%
Effect of noninterest-bearing sources			0.20%			0.21%			0.21%			0.20%			0.21%

Net interest income/ margin on earning assets		$15,984	3.91%		$15,717	3.90%		$15,873	4.01%		$15,540	4.03%		$15,359	3.73%

Tax equivalent adjustment		$66	0.02%		$64	0.02%		$74	0.02%		$133	0.04%		$159	0.04%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the twelve months ended December 31,

	2011			2010
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$52,238	115	0.22%	$73,046	$178	0.24%
Federal funds sold	—	—	—	—	—	—%
Money market funds	152	—	%	475	1	0.21%
Investment securities available for sale:
Taxable	280,343	4,787	1.71%	249,714	4,555	1.82%
Tax-exempt	10,239	319	3.12%	27,173	1,094	4.03%

Investment securities available for sale	290,582	5,106	1.76%	276,887	5,649	2.04%

Loans and leases*	1,250,071	69,554	5.56%	1,041,109	59,579	5.72%

Total interest earning assets	1,593,043	74,775	4.69%	1,391,517	65,407	4.70%

Cash and due from banks	12,065			11,750
Less allowance for loan and lease losses	(11,397)			(10,248)
Other assets	139,411			100,351

Total assets	$1,733,122			$1,493,370

Liabilities:

Savings, NOW and market rate deposits	$722,850	$2,958	0.41%	$594,756	$2,957	0.50%
IND / IDC deposits	67,793	224	0.33%	62,875	301	0.48%
Wholesale deposits	30,429	321	1.05%	38,379	651	1.70%
Time deposits	232,084	2,285	0.98%	201,947	2,192	1.09%

Total interest-bearing deposits	1,053,156	5,788	0.55%	897,957	6,101	0.68%

Subordinated debt	22,500	1,123	4.99%	22,500	1,129	5.02%
Junior subordinated debentures	11,580	1,049	9.06%	6,076	494	8.13
Short-term borrowings	11,380	24	0.21%	5,715	16	0.28
FHLB advances and other borrowings	145,421	3,677	2.53%	178,005	4,906	2.76%

Total interest-bearing liabilities	1,244,037	11,661	0.94%	1,110,253	12,646	1.14%

Noninterest-bearing deposits	287,553			222,715
Other liabilities	23,573			24,601

Total noninterest-bearing liabilities	311,126			247,316

Total liabilities	1,555,163			1,357,569

Shareholders’ equity	177,959			135,801

Total liabilities and shareholders’ equity	$1,733,122			$1,493,370

Interest income to earning assets			4.69%			4.70%

Net interest spread			3.75%			3.56%
Effect of noninterest-bearing sources			0.21%			0.23%

Net interest income/ margin on earning assets		$63,114	3.96%		$52,761	3.79%

Tax equivalent adjustment		$336	0.02%		$611	0.04%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.